EXHIBIT 99.1

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholders of The Necessity Retail REIT, Inc.:

We have audited the accompanying Combined Statement of Revenues and Certain Expenses of the portfolio of 81 properties (the “CIM Portfolio”) for the year ended December 31, 2021, and the related notes (the “Combined Statement of Revenues and Certain Expenses”).

In our opinion, the accompanying Combined Statement of Revenues and Certain Expenses present fairly, in all material respects, the combined revenue and certain expenses described in Note 2 to the Combined Statement of Revenues and Certain Expenses for the year ended December 31, 2021, in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Combined Statement of Revenues and Certain Expenses section of our report. We are required to be independent of CIM Portfolio and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Basis of Accounting

We draw attention to Note 2 to the Combined Statement of Revenues and Certain Expenses, which describes that the accompanying Combined Statement of Revenues and Certain Expenses were prepared for the purpose of presenting the gross income and direct operating expenses as defined in regulation 210.3-.14(a)(1) of Regulation S-X of the Securities and Exchange Commission of CIM Portfolio and are not intended to be a complete presentation of CIM Portfolio’s revenues and expenses. As a result, the Combined Statement of Revenues and Certain Expenses may not be suitable for another purpose. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Combined Statement of Revenues and Certain Expenses

Management is responsible for the preparation and fair presentation of the Combined Statement of Revenues and Certain Expenses in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the Combined Statement of Revenues and Certain Expenses that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibilities for the Audit of the Combined Statement of Revenues and Certain Expenses

Our objectives are to obtain reasonable assurance about whether the Combined Statement of Revenues and Certain Expenses as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the Combined Statement of Revenues and Certain Expenses.

In performing an audit in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•	Identify and assess the risks of material misstatement of the Combined Statement of Revenues and Certain Expenses, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the Combined Statement of Revenues and Certain Expenses.

•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of CIM Portfolio’s internal control. Accordingly, no such opinion is expressed.

•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the historical summaries.

•	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about CIM Portfolio’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ Deloitte & Touche LLP

Phoenix, Arizona

April 8, 2022

CIM PORTFOLIO

COMBINED STATEMENTS OF REVENUES AND CERTAIN EXPENSES

(In thousands)

	Year Ended December 31, 2021
	Acquired Properties	Properties To Be Acquired	Total
Revenues:
Revenue from tenants	$97,542	$55,866	$153,408
Other income	80	180	260
Total revenues	97,622	56,046	153,668

Certain expenses:
Property operating expense	33,262	17,853	51,115
Total expenses	33,262	17,853	51,115

Revenues in excess of certain expenses	$64,360	$38,193	$102,553

The accompanying notes are an integral part of the combined statement of revenues and certain expenses.

CIM PORTFOLIO

NOTES TO COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES

Note 1 — Organization

On December 17, 2021, American Finance Trust, Inc., a Maryland corporation (the “Company”) and its subsidiary, American Finance Operating Partnership, a Delaware limited partnership (the “Operating Partnership”), entered into a definitive purchase and sale agreement (the “PSA”) to acquire, in the aggregate, 81 properties (the “CIM Portfolio”), from certain subsidiaries of CIM Real Estate Finance Trust, Inc. (the “Sellers”) for approximately $1.3 billion (the “Purchase Price”). The acquisition of the CIM Portfolio is referred to herein as the “Transaction” or the “Transactions.” The CIM Portfolio consists of 79 power centers and grocery-anchored multi-tenant retail centers, two single-tenant retail properties and a detention pond parcel, located across 27 states and aggregating approximately 9.5 million square feet. The 79 power or grocery-anchored centers are leased primarily to “necessity-based” retail tenants. Upon the closing of the Transactions, the Operating Partnership will acquire all of the rights, titles and interests in each of the acquired CIM Portfolio properties owned by the applicable Sellers. During the three months ended March 31, 2022, the Company closed on 56 properties and the Company expects to close on the remaining properties in the second quarter of 2022.

Note 2 — Basis of Presentation

The accompanying combined statement of revenues and certain expenses for the CIM Portfolio has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (the “SEC”) and with the provisions of SEC Rule 3-14 of Regulation S-X, which require certain information with respect to real estate operations to be included with certain filings with the SEC. The accompanying combined statement of revenues and certain expenses for the CIM Portfolio include the combined historical revenues and certain expenses of the CIM Portfolio for both the properties acquired as of March 31, 2022 (the “Acquired Properties”) and the remaining properties to be acquired (the “Properties To Be Acquired”).

The accompanying combined statement of revenues and certain expenses for the CIM Portfolio is exclusive of items which may not be comparable to the proposed future operations of the CIM Portfolio subsequent to its acquisition by the Company. Material amounts that would not be directly attributable to future operating results of the CIM Portfolio are excluded, and the combined statement of revenues and certain expenses are not intended to be a complete presentation of the CIM Portfolio’s revenues and expenses. Items excluded consist primarily of interest expense and depreciation and amortization expense recorded in conjunction with the original purchase price accounting. The Company is not aware of any other material factors that would cause the financial statement not to be indicative of future operating results.

Note 3 — Summary of Significant Accounting Policies

Use of Estimates

The preparation of the combined statement of revenues and certain expenses in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of revenues and certain expenses. Actual results could differ from those estimates.

CIM PORTFOLIO

NOTES TO COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES (continued)

Revenue Recognition

Revenue from tenants is recognized on a straight-line basis. As such, the rental revenue for those leases that contain rent abatements and contractual increases are recognized on a straight-line basis over the applicable terms of the related lease.

Property Operating Expense

Property operating expense represents the direct expenses of operating the properties and consist primarily of repairs and maintenance, real estate taxes, management fees, insurance, utilities and other operating expenses that are expected to continue in the proposed future operations of the properties.

Note 4 — Future Minimum Lease Payments

The future minimum lease payments to be received under non-cancelable operating leases in effect as of December 31, 2021 are as follows (in USD thousands):

	Future Minimum Base Rent Payments
(In thousands)	Acquired Properties	Properties To Be Acquired	Total
2022	$69,496	$40,811	$110,307
2023	62,227	36,695	98,922
2024	51,246	32,364	83,610
2025	42,342	29,008	71,350
2026	32,884	22,676	55,560
Thereafter	79,471	85,554	165,025
Total	$337,666	$247,108	$584,774

Note 5 — Commitments and Contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines, penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred. There is no material litigation nor to management’s knowledge is any material litigation currently threatened against the property other than routine litigation, claims and administrative proceedings arising in the ordinary course of business.

Note 6 — Subsequent Events

The Company has evaluated subsequent events through April 8, 2022, the date on which the statement of revenues and certain expenses has been issued and has determined that there have not been any events that have occurred that would require adjustments to, or disclosure in, this financial statement.